Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Post-effective Amendment No. 1 to the Registration Statement on Form F-1 (the “Registration Statement”) of our report dated March 24, 2025, except for Notes 2, 3, 6, 12, 14 and 16, as to which the date is June 23, 2025 with respect to the consolidated financial statements of Sibo Holding Limited appearing in the Registration Statement.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ AOGB CPA Limited

Hong Kong, Hong Kong

November 12, 2025

AOGB CPA Limited, Suite 2501-03, Tesbury Centre, 28 Queen’s Road East, Admiralty, Hong Kong

Tel: 2152-2238, Website: www.aogb.com